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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                     Rockwell Medical Technologies, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)



               Michigan                              38-3317208
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  (State of incorporation or organization)           (I.R.S. Employer
                                                     Identification No.)


  28025 Oakland Oaks Drive, Wixom, Michigan                48393
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    (Address of principal executive offices)             (Zip Code)


  If this Form relates to the registration  If this Form relates to the registration
  of a class of securities pursuant to      of a class of securities pursuant to
  Section 12(b) of the Exchange Act         Section 12(g) of the Exchange Act
  and is effective pursuant to General      and is effective pursuant to General
  Instruction A.(c), please check the       Instruction A.(d), please check the
  following box.                  [ ]       following box.        [x]


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


Securities to be Registered Pursuant to Section 12(g) of the Act:


  Common Shares, no par value per share
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                                (Title of Class)

        Redeemable Common Share Purchase Warrants to purchase one Common Share for $4.50, exercisable at a time commencing on January 26, 1999 and ending January 26, 2002.
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                               (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered

         See "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-31991) which is hereby incorporated by reference.

Item 2.  Exhibits

         A. Registrant's Registration Statement on Form SB-2 (File No. 333-31991) (the "Registrant's Registration Statement"), incorporated by reference.

         B. Specimen copy of a certificate for the Registrant's Common Shares, no par value, incorporated by reference to Exhibit
                  4.3 of Registrant's Registration Statement.


         C. Specimen copy of a certificate for the Registrant's Common Purchase Warrants Certificate, incorporated by reference to
                  Exhibit 4.4 of Registrant's Registration Statement.

         D. Amended and Corrected Articles of Incorporation of the Registrant, incorporated by reference to Exhibits 3(i).1, 3(i).2, 3(i).3 and 3(i).4, respectively, of Registrant's Registration Statement.

         E. Registrant's By-Laws, incorporated by reference to Exhibit 3(ii) of Registrant's Registration Statement.

         F.       Form of Warrant Agreement, incorporated by reference to
                  Exhibit 4.1 of Registrant's Registration Statement.

         G. Registration Rights Agreement among Registrant and the holders of the Bridge Warrants, incorporated by reference to
                  Exhibit 4.6 of Registrant's Registration Statement.

         H.       Form of Lock-up Agreement, incorporated by reference to
                  Exhibit 4.7 of Registrant's Registration Statement.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                             (Registrant)


                                             By:  /s/ Robert L. Chioini
                                                ------------------------------
                                                Robert L. Chioini
                                                Its:  President and Chief
                                                Executive Officer
Dated:  January 23, 1998